SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2002

PPL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-11459	23-2758192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two North Ninth Street, Allentown, Pennsylvania	18101-1179
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (610) 774-5151

Item 5. Other Events.

            On December 17, 2002, PPL Corporation (the "Company") and Salomon Smith Barney Inc. executed an amendment to their Sales Agency Agreement dated as of November 21, 2002 (as amended, the "Sales Agency Agreement") solely for the purpose of increasing the amount of shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), that can be sold from time to time under the Sales Agency Agreement from $40 million to $100 million. To effectuate this increase, the Company also filed a new prospectus supplement to the prospectus included in its Registration Statement on Form S-3 (File Nos. 333-85716, 333-85716-01 and 333-85716-02), which Registration Statement was filed by the Company and certain of its subsidiaries under the Securities Act of 1933, as amended, and which was declared effective on July 22, 2002.

            The Company previously reported the execution of the original Sales Agency Agreement with Salomon Smith Barney on a Form 8-K filed on November 21, 2002. As previously indicated, this issuance and sales program continues a prior program pursuant to which the Company had issued and sold shares of Common Stock from time to time under a sales agency agreement with another agent. Attached as an exhibit hereto is the amendment to the Sales Agency Agreement.

Item 7. Financial Statements and Exhibits.

             (c)   Exhibits.

1	Amendment dated as of December 17, 2002, to the Sales Agency Agreement, dated as of November 21, 2002, between PPL Corporation and Salomon Smith Barney Inc.

SIGNATURE

                        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PPL CORPORATION

DATED: December 17, 2002	By: /s/ James E. Abel Name: James E. Abel Title: Vice President - Finance and Treasurer

Exhibit Index

Exhibit	Description

1	Amendment dated as of December 17, 2002, to the Sales Agency Agreement, dated as of November 21, 2002, between PPL Corporation and Salomon Smith Barney Inc.